UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2010

ETERNAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 West Main Street, Suite 202, Littleton, CO  80120

 (Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code:   (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01  Other Events.

On April 30, 2010, we closed the Asset Purchase and Sale and Royalty Purchase transactions that were announced on March 29, 2010, with Ryland Oil Corporation, an Ontario, Canada domiciled corporation, whose common shares are listed on the TSX Venture Exchange (“Ryland”).  Under the terms of the purchase and sale agreements,

1.	We sold our ten percent working interest in approximately 700 net acres located in North Dakota to Ryland’s US-based wholly-owned subsidiary, Rover Resources, Inc., for US$1 million cash.

2.
We sold our 5% gross overriding royalty interest in approximately 264,000 net acres located in southeastern Saskatchewan to Ryland for US$2.9 million in cash due on or before June 1, 2010, 2,145,883 shares of Ryland’s common stock, which were valued at approximately CDN$880,000 as of the date of closing, and an assignment by Ryland of its 100% working interest in approximately 4,480 net acres located in southeastern Saskatchewan (the “Hardy Prospect”).  The Hardy Prospect is valued at CDN$240,000.  Upon closing, 60% of the gross overriding royalty interest sold to Ryland was placed in escrow pending our receipt of the US$2.9 million payment.  If that payment is not received by June 1, 2010, the escrowed gross overriding royalty interest will revert to us.

The Royalty Purchase Agreement was amended on April 20, 2010 to reduce the cash purchase price from US$3 million to US$2.9 million to reflect our and Ryland’s intention that we separately acquire and pay for equipment, facilities, and other tangible, depreciable property and assets located in or on the Hardy Prospect, which acquisition also closed on April 30, 2010.

The sale of our gross overriding royalty interest was accepted for filing by the TSX Venture Exchange on April 27, 2010.

As of the close of business on April 30, 2010, we have repurchased and retired 828,000 shares of our outstanding common stock at an average purchase price of $0.05 per share pursuant to a stock repurchase program that was announced on March 29, 2010.  The Company’s Board of Directors authorized expending up to US$500,000 to repurchase shares on the open market.

On April 30, 2010, we issued a press release announcing the closing of the transactions and the status of the stock repurchase program.  A copy of the press release is included with this filing as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit
10.29a*	Amending Agreement to the Ryland/Eternal Royalty Purchase Agreement by and between Eternal Energy Corp. and Ryland Oil Corporation dated April 20, 2010.

99.1*	Press Release dated April 30, 2010, announcing the closing of the asset purchase transactions by Ryland Oil Corporation.

___________
*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2010	ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer